UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2022

LOCKHEED MARTIN CORPORATION
(Exact name of registrant as specified in its charter)

Maryland		1-11437	52-1893632
(State or other jurisdiction		(Commission file number)	(I.R.S. Employer
of incorporation)			Identification No.)

6801 Rockledge Drive
Bethesda,	Maryland		20817
(Address of principal executive offices)			(Zip Code)
(301) 897-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	LMT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On February 13, 2022, Lockheed Martin Corporation (the “Company”) sent a notice to Aerojet Rocketdyne Holdings, Inc. (“Aerojet Rocketdyne”) terminating its previously announced Agreement and Plan of Merger dated December 20, 2020, by and among the Company, Mizar Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Aerojet Rocketdyne, which provided for the merger of Merger Sub with and into Aerojet Rocketdyne, with Aerojet Rocketdyne surviving the merger as a wholly owned subsidiary of the Company (the “Merger” and such agreement, the “Merger Agreement”). A description of the Merger Agreement was included in the Current Report on Form 8-K filed by Lockheed Martin on December 21, 2020, and is incorporated herein by reference.
Lockheed Martin’s termination of the Merger Agreement followed the filing by the Federal Trade Commission on January 25, 2022, of complaints to block the closing of the Merger in the United States District Court for the District of Columbia and before the Federal Trade Commission. No termination penalties were incurred by either party in connection with the termination of the Merger Agreement.
Aerojet Rocketdyne is primarily a technology-based engineering and manufacturing company that develops and produces specialized power and propulsion systems, as well as armament systems. It develops and manufactures liquid and solid rocket propulsion, air-breathing hypersonic engines, and electric power and propulsion for space, defense, civil and commercial applications. Aerojet Rocketdyne is a supplier of propulsion systems on multiple of the Company’s missile defense, strategic deterrence, strike, hypersonics and orbital access programs including significantly, Patriot Advanced Capability-3 (PAC-3), Terminal High Altitude Area Defense (THAAD), Army Tactical Missile System (ATACMS) and Orion and is providing propulsion for the Company's Next Generation Interceptor offering. According to Aerojet Rocketdyne’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2021, respectively, sales to the Company made up approximately 34% of its net sales for the year ended December 31, 2020 and 31% of its net sales for the nine months ended September 30, 2021.
Item 7.01 Regulation FD Disclosure.

On February 13, 2022, the Company issued a news release announcing the termination of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.
The information contained in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Lockheed Martin Corporation News Release dated February 13, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lockheed Martin Corporation
(Registrant)

Date: February 14, 2022	By:	/s/ Kerri R. Morey
Kerri R. Morey
Vice President and Associate General Counsel